Exhibit 99.1

iSpecimen Inc. Announces Pricing of $4 Million Underwritten Offering

WOBURN, Mass., July 24, 2025 (GLOBE NEWSWIRE) -- iSpecimen Inc. (Nasdaq: ISPC) (“iSpecimen” or the “Company”), an online global marketplace that connects scientists requiring biospecimens for medical research with a network of healthcare specimen providers, announced today the pricing of an underwritten public offering of 5,714,283 shares of its common stock (or pre-funded warrants to purchase common stock in lieu thereof) at a public offering price of $0.70 per share (the “Offering”). The aggregate gross proceeds to the Company from the Offering are expected to be approximately $4 million, before deducting underwriting discounts and commissions and other estimated offering expenses. The Offering is expected to close on July 25, 2025, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the Offering to pay $1,500,000 for marketing and advertising services to be provided by IR Agency LLC, $1,000,000 to fund the initial milestone payment under a definitive agreement with Sales Stack Solutions Corp., and the remainder for working capital and general corporate purposes.

The Offering is being conducted on a firm commitment basis. WestPark Capital, Inc. acted as the Sole Book-Runner in connection with the Offering.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-286958), which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 23, 2025. The Offering is being made only by means of a written prospectus that forms a part of the registration statement. A final prospectus relating to the Offering will be filed with the SEC. When available, copies of the final prospectus relating to the Offering may be obtained from WestPark Capital, Inc., 1800 Century Park East, Suite 220, Los Angeles, CA 90077, tel: 310-203-2919, e-mail: jstern@wpcapital.com and will be available on the SEC’s website.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About iSpecimen

iSpecimen (Nasdaq: ISPC) offers an online marketplace for human biospecimens, connecting scientists in commercial and non-profit organizations with healthcare providers that have access to patients and specimens needed for medical discovery. Proprietary, cloud-based technology enables scientists to intuitively search for specimens and patients across a federated partner network of hospitals, labs, biobanks, blood centers and other healthcare organizations. For more information, please visit www.ispecimen.com.

Safe Harbor Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements concerning the development of our company. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The reader is cautioned not to rely on such forward-looking statements. Such forward-looking statements relate to future events or our future performance. In evaluating these forward-looking statements, you should consider various factors, including the uncertainty regarding future commercial success; risks and uncertainties associated with market conditions and the Company’s ability to satisfy the closing conditions related to the Offering. These and other factors may cause our actual results to differ materially from any forward-looking statements. Forward-looking statements are only predictions and actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 14, 2025, as well as other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, iSpecimen specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

For further information, please contact:

Investor Contact
KCSA Strategic Communications
Phil Carlson
iSpecimen@kcsa.com